Exhibit 99.1

Medley Capital Corporation Declares $0.30 Per Share Dividend, Announces December 31, 2014 Financial Results and $30 Million Share Repurchase Program

New York, NY – February 9, 2015

First Quarter Fiscal Year 2015 Dividend Declared

Medley Capital Corporation (the “Company”) (NYSE: MCC) today announced that its Board of Directors declared a dividend for the quarter ended December 31, 2014 of $0.30 per share, payable on March 13, 2015, to stockholders of record as of February 25, 2015. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year. In addition, the Company’s Board of Directors approved a $30 million share repurchase program.

Financial Results for the Quarter ended December 31, 2014

First Quarter Highlights

•	Declared a dividend of $0.30 per share
•	Net investment income of $0.35 per share
•	Net asset value (NAV) of $11.74 per share
•	Gross investment originations of $93.9 million
•	Approved $30 million share repurchase program

Portfolio Investments

The total value of our investments was $1,222.7 million at December 31, 2014. During the quarter ended December 31, 2014, the Company originated $93.9 million of new investments and had $80.2 million of repayments resulting in net investment originations of $13.7 million. As of December 31, 2014, the Company had investments in securities of 76 portfolio companies with approximately 64.3% consisting of senior secured first lien investments, 29.0% consisting of senior secured second lien investments, 3.1% in unsecured debt and 3.6% in equities / warrants. As of December 31, 2014, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 12.5%.

Results of Operations

For the three months ended December 31, 2014, the Company reported net investment income of $0.35 per share and a net loss of $(0.31) per share, calculated based upon the weighted average shares outstanding. As of December 31, 2014, the Company’s NAV was $11.74 per share.

Investment Income

For the three months ended December 31, 2014, gross investment income was $39.8 million and consisted of $35.7 million of portfolio interest income and $4.1 million of other fee income.

Expenses

For the three months ended December 31, 2014, total expenses were $19.5 million and consisted of the following: base management fees of $5.8 million, incentive fees of $5.1 million, interest and financing expenses of $6.4 million, professional fees of $0.5 million, administrator expenses of $1.0 million, directors fees of $0.2 million, and other general and administrative related expenses of $0.5 million.

Net Investment Income

For the three months ended December 31, 2014, the Company reported net investment income of $20.4 million, or $0.35 on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three months ended December 31, 2014, the Company reported net realized losses of $0.2 million and net unrealized depreciation including the provision for income taxes on unrealized gain on investments of $38.5 million.

Liquidity and Capital Resources

As of December 31, 2014, the Company had a cash balance of $41.8 million and $216.0 million of debt outstanding under its $346.0 million senior secured revolving credit facility.

As of December 31, 2014, the Company had $171.5 million of debt outstanding under its senior secured term loan credit facility, $100.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On February 5, 2015, the Company’s Board of Directors declared a quarterly dividend of $0.30 per share payable on March 13, 2015 to holders of record as of February 25, 2015.

Stock Repurchase Program

The Company’s Board of Directors has authorized a $30 million share repurchase program because it believes the recent market volatility may cause the Company’s common stock to be undervalued from time to time. The timing and amount of any share repurchase will depend on the terms and conditions of the repurchase program and no assurance can be given that any particular amount of common stock will be repurchased. Unless extended by the Board of Directors, the share repurchase program will expire on February 5, 2016 and may be limited or terminated at any time without prior notice.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, February 10, 2015.

All interested parties may participate in the conference call by dialing (866) 318-8618 approximately 5-10 minutes prior to the call, international callers should dial (617) 399-5137. Participants should reference Medley Capital Corporation and the participant passcode of 67383497 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company’s website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of
	December 31, 2014	September 30, 2014
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $1,230,939 and $1,215,422, respectively)	$1,162,864	$1,185,859
Controlled investments (amortized cost of $40,114 and $39,890, respectively)	38,244	38,244
Affiliated investments (amortized cost of $20,117 and $19,943, respectively)	21,635	21,435
Total investments at fair value	1,222,743	1,245,538
Cash and cash equivalents	41,814	36,731
Interest receivable	12,959	13,096
Deferred financing costs, net	11,389	11,688
Fees receivable	1,177	1,930
Other assets	513	651
Receivable for dispositions and investments sold	7,651	14,290
Deferred offering costs	247	222
Total assets	$1,298,493	$1,324,146

LIABILITIES
Revolving credit facility payable	$216,000	$146,500
Term loan payable	171,500	171,500
Notes payable	103,500	103,500
SBA debentures payable	100,000	100,000
Payable for investments originated, purchased and participated	-	54,995
Management and incentive fees payable	10,882	10,445
Accounts payable and accrued expenses	2,208	2,330
Interest and fees payable	1,843	2,096
Administrator expenses payable	1,022	1,012
Deferred tax liability	1,381	1,592
Deferred revenue	320	265
Due to affiliate	21	40
Offering costs payable	6	14
Total liabilities	$608,683	$594,289

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
58,733,284 and 58,733,284 common shares issued and outstanding, respectively	$59	$59
Capital in excess of par value	739,443	739,443
Accumulated undistributed net investment income	20,333	21,674
Accumulated undistributed net realized gain/(loss) from investments	(217)	-
Net unrealized appreciation/(depreciation) on investments	(69,808)	(31,319)
Total net assets	689,810	729,857

Total liabilities and net assets	$1,298,493	$1,324,146

NET ASSET VALUE PER SHARE	$11.74	$12.43

Medley Capital Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the three months ended December 31
	2014	2013
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments
Cash	$32,441	$22,064
Payment-in-kind	1,851	2,626
Affiliated investments
Cash	464	277
Payment-in-kind	122	116
Controlled investments
Cash	401	-
Payment-in-kind	484	-
Total interest income	35,763	25,083
Interest from cash and cash equivalents	2	2
Other fee income	4,084	6,583
Total investment income	39,849	31,668

EXPENSES
Base management fees	5,784	3,665
Incentive fees	5,098	4,258
Interest and financing expenses	6,357	4,540
Administrator expenses	1,022	672
Professional fees	532	614
Directors fees	173	151
Insurance	143	140
General and administrative	350	597
Total expenses	19,459	14,637
NET INVESTMENT INCOME	20,390	17,031

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(217)	45
Net unrealized appreciation/(depreciation) on investments	(38,700)	(2,783)
Provision for taxes on unrealized gain on investments	211	-
Net gain/(loss) on investments	(38,706)	(2,738)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(18,316)	$14,293

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(0.31)	$0.36
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER
COMMON SHARE	$0.35	$0.42
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	58,733,284	40,162,592

DIVIDENDS DECLARED PER COMMON SHARE	$0.37	$0.37

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company (“BDC”) that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation’s investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is an asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. As of September 30, 2014, Medley has in excess of $3.6 billion of investable capital in business development companies, Medley Capital Corporation (NYSE: MCC) and the Sierra Income Corporation, and private investment vehicles. Over the past 12 years, we have invested in excess of $5.1 billion to help over 285 companies grow across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Sam Anderson

212.759.0777